Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-226665 on Form S-8 and Registration Statement No. 333-230844 on Form F-3 of our report dated April 19, 2021, relating to the financial statements of Zepp Health Corporation (formerly, Huami Corporation) appearing in this Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

April 19, 2021